UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2017

Farmers & Merchants Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-38084	34-1469491
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

307 North Defiance Street, Archbold, Ohio	43502
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 446-2501

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 18, 2017, the Board of Directors of Farmers & Merchants Bancorp, Inc. approved an amendment (the “Amendment”) to the Company’s Articles of Incorporation (the “Articles”) pursuant to paragraph (B)(9) of Section 1701.70 of the Ohio Revised Code to increase the number of shares of stock that the Company is authorized to issue from 10,000,000 shares of common stock, no par value, to 20,000,000 shares of common stock, no par value. The Amendment was adopted by the Board in order to effect a two-for-one split of each issued and unissued authorized share of the Company’s common stock (the “Stock Split”).

The Board of Directors determined that one share of common stock will be issued to shareholders of record as of the close of business on September 5, 2017 (the “Record Date”) for each share held thereby on the Record Date, which shares shall be paid on September 20, 2017.

A Certificate of Amendment to the Company’s Articles was filed with the Ohio Secretary of State on August 25, 2017 to effect the Amendment. The text of the Amendment is attached hereto as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following are exhibits are furnished herewith:

Exhibit Number	Exhibit Description

3.1	The text of the Amendment to the Company’s Articles of Incorporation

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

FARMERS & MERCHANTS BANCORP, INC.
(Registrant)

Dated: August 25, 2017	/s/ Paul S. Siebenmorgen
Paul S. Siebenmorgen
President & Chief Executive Officer

/s/ Barbara J. Britenriker
Barbara J. Britenriker
Executive Vice President & Chief Financial Officer